SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

STRIKEFORCE TECHNOLOGIES, INC.

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ 08837

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “Company,” “our company,” “us,” “SFT,” “StrikeForce,” “we” and “our” refer to StrikeForce Technologies, Inc. unless the context requires otherwise.

Item 3.01 Transfer of Listing

In connection with the Company’s reverse stock split, the Financial Industry Regulatory Authority has assigned the Company a new stock symbol, SFORD.

The Company’s stock will be quoted as SFORD through March 16, 2015, and thereafter, the trading symbol will be SFOR (OTC Markets). The new CUSIP number is 86332V406. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC at:

Worldwide Stock Transfer, LLC

One University Plaza

Suite 505

Hackensack, NJ 07601

Tel (201) 820-2008

Fax (201) 820-2010

www.worldwidestocktransfer.com

Item 5.03 Amendment to Articles of Incorporation or Bylaws

On January 29, 2015, StrikeForce amended its Certificate of Incorporation to implement a reverse stock split in the ratio of 1 share for every 650 shares of common stock. This amendment was approved and filed of record by the Wyoming Secretary of State on January 30, 2015, effective February 11, 2015. FINRA has declared the Company’s 1-for-650 reverse stock split market effective, as of February 13, 2015. The reverse stock split will reduce the Company’s common stock outstanding from approximately 2,449,731,625 shares to approximately 3,768,818 shares. The number of authorized shares of common stock was reduced from 9,000,000,000 to 3,000,000,000. All fractional shares will be rounded up and each shareholder will receive new certificates evidencing their post-reverse split shares if and when they present their certificates to the transfer agent. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC. The text of the amendment to the Company’s Certificate of Incorporation is incorporated herein and filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended Certificate of Incorporation of StrikeForce Technologies, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC. (Registrant)

Dated: February 13, 2015	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer